August 2016

Preliminary Terms No. 1,046

Registration Statement Nos. 333-200365; 333-200365-12

Dated August 31, 2016

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Auto-Callable Securities Based on the Performance of the Common Stock of Marathon Petroleum Corporation due September 5, 2019

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, do not guarantee the repayment of any principal at maturity and have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. The securities will be automatically redeemed if the closing price of the underlying stock (multiplied by the then-current adjustment factor) on any of the first eleven quarterly determination dates is greater than or equal to 90% of the initial share price, which we refer to as the the threshold price, for an early redemption payment that will increase over the term of the securities and that will correspond to a per-annum return of approximately 9.10%. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price is greater than or equal to the threshold price, investors will receive a fixed positive return that will also correspond to a return of approximately 9.10% per annum, as set forth below. However, if the securities are not automatically redeemed prior to maturity and the final share price is less than the threshold price, investors will be exposed to the decline in the underlying stock from the initial share price on a 1-to-1 basis and will receive a payment at maturity that is less than 90% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. These securities are for investors who are willing to risk their principal and forego current income and participation in the appreciation of the underlying stock in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if the underlying stock closes at or above the threshold price on a quarterly determination date. Investors will not participate in any appreciation of the underlying stock. The securities are issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:		Morgan Stanley Finance LLC
Guarantor:		Morgan Stanley
Underlying stock:		Marathon Petroleum Corporation common stock
Aggregate principal amount:		$
Stated principal amount:		$10 per security
Issue price:		$10 per security
Pricing date:		August 31, 2016
Original issue date:		September 6, 2016 (3 business days after the pricing date)
Maturity date:		September 5, 2019
Early redemption:		If, on any of the first eleven quarterly determination dates, the closing price of the underlying stock (multiplied by the then-current adjustment factor) is greater than or equal to the threshold price, the securities will be automatically redeemed for the relevant early redemption payment on the relevant early redemption date.
Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount corresponding to a return of approximately 9.10% per annum for each quarterly determination date. See “Determination Dates and Early Redemption Payments” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:		Quarterly. See “Determination Dates and Early Redemption Payments” below. The determination dates are subject to postponement for non-trading days and certain market disruption events.
Early redemption dates:		The third business day after the relevant determination date
Initial share price:		$ , which is the closing price of the underlying stock on the pricing date
Final share price:		The closing price of the underlying stock on the final determination date times the adjustment factor on such date
Adjustment factor:		1.0, subject to adjustment in the event of certain events affecting the underlying stock
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•    If the final share price is greater than or equal to the threshold price:

$12.73

•    If the final share price is less than the threshold price:

$10 x share performance factor

Under these circumstances, you will lose at least 10%, and possibly all, of your investment.

Threshold price:		$ , which is equal to 90% of the initial share price
Share performance factor:		Final share price divided by the initial share price
CUSIP:		61766F151
ISIN:		US61766F1518
Listing:		The securities will not be listed on any securities exchange.
Agent:		Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:		Approximately $9.615 per security, or within $0.15 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to us(3)
Per security	$10	$0.20(1)
		$0.05(2)	$9.75
Total	$	$	$
(1)	Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $0.20 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(2)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each security.
(3)	See “Use of proceeds and hedging” on page 19.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated February 29, 2016      Prospectus dated February 16, 2016

Morgan Stanley Finance LLC

Auto-Callable Securities Based on the Performance of the Common Stock of Marathon Petroleum Corporation due September 5, 2019

Principal at Risk Securities

Terms continued from previous page:

Determination Dates and Early Redemption Payments

Determination Dates	Early Redemption Payments (per Security)
1st determination date: 11/30/2016	$10.2275
2nd determination date: 02/28/2017	$10.455
3rd determination date: 05/31/2017	$10.6825
4th determination date: 08/31/2017	$10.91
5th determination date: 11/30/2017	$11.1375
6th determination date: 02/28/2018	$11.365
7th determination date: 05/31/2018	$11.5925
8th determination date: 08/31/2018	$11.82
9th determination date: 11/30/2018	$12.0475
10th determination date: 02/28/2019	$12.275
11th determination date: 05/31/2019	$12.5025
Final determination date: 08/30/2019	See “payment at maturity” above.

August 2016	Page 2

Morgan Stanley Finance LLC

Auto-Callable Securities Based on the Performance of the Common Stock of Marathon Petroleum Corporation due September 5, 2019

Principal at Risk Securities

Investment Summary

Auto-Callable Securities

Principal at Risk Securities

Auto-Callable Securities Based on the Performance of the Common Stock of Marathon Petroleum Corporation due September 5, 2019 (the “securities”) do not provide for the regular payment of interest and do not guarantee any repayment of the stated principal amount at maturity. The securities will be automatically redeemed if the closing price of the underlying stock (multiplied by the then-current adjustment factor) on any of the first eleven determination dates is greater than or equal to the threshold price, which is 90% of the initial share price, for an early redemption payment that will increase over the term of the securities and that will correspond to a per-annum return of approximately 9.10%, as described below. At maturity, if the securities have not previously been redeemed and the final share price is greater than or equal to the threshold price, investors will receive a fixed positive return that will also correspond to a return of approximately 9.10% per annum, as set forth below. However, if the securities are not automatically redeemed prior to maturity and the final share price is less than the threshold price, investors will be exposed on a 1-to-1 basis to the full decline in the price of the underlying stock from the initial share price and will receive a payment at maturity that is less than 90% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Maturity:	Approximately 3 years
Automatic early redemption annually:	If, on any of the first eleven quarterly determination dates, the closing price of the underlying stock (multiplied by the then-current adjustment factor) is greater than or equal to the threshold price, the securities will be automatically redeemed for the relevant early redemption payment on the relevant early redemption date.
Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount corresponding to a return of approximately 9.10% per annum for each quarterly determination date, as follows:

•         1st determination date: $10.2275

•         2nd determination date: $10.455

•         3rd determination date: $10.6825

•         4th determination date: $10.91

•         5th determination date: $11.1375

•         6th determination date: $11.365

•         7th determination date: $11.5925

•         8th determination date: $11.82

•         9th determination date: $12.0475

•         10th determination date: $12.275

•         11th determination date: $12.5025

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•   If the final share price is greater than or equal to the threshold price:

$12.73

•   If the final share price is less than the threshold price:

$10 x share performance factor

If the final share price is less than the threshold price, investors will be fully exposed to the negative performance of the underlying stock and will receive a payment at maturity that is less than 90% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

August 2016	Page 3

Morgan Stanley Finance LLC

Auto-Callable Securities Based on the Performance of the Common Stock of Marathon Petroleum Corporation due September 5, 2019

Principal at Risk Securities

The original issue price of each security is $10. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $10. We estimate that the value of each security on the pricing date will be approximately $9.615, or within $0.15 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stock. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stock, instruments based on the underlying stock, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts and the threshold price, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

August 2016	Page 4

Morgan Stanley Finance LLC

Auto-Callable Securities Based on the Performance of the Common Stock of Marathon Petroleum Corporation due September 5, 2019

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed for an early redemption amount corresponding to a return of approximately 9.10% per annum if the closing price of the underlying stock (multiplied by the then-current adjustment factor) on any of the first eleven quarterly determination dates is greater than or equal to the threshold price.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be significantly less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity	When the closing price of the underlying stock (multiplied by the then-current adjustment factor) is greater than or equal to the threshold price on one of the first eleven quarterly determination dates, the securities will be automatically redeemed for the relevant early redemption payment on the relevant early redemption date, corresponding to a return of approximately 9.10% per annum. Investors do not participate in any appreciation of the underlying stock.
Scenario 2: The securities are not redeemed prior to maturity, and investors receive a positive return at maturity	This scenario assumes that the closing price of the underlying stock (multiplied by the then-current adjustment factor) is below the threshold price on each of the first eleven quarterly determination dates. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price is at or above the threshold price. At maturity, investors will receive a cash payment equal to $12.73 per stated principal amount, corresponding to a return of approximately 9.10% per annum. Investors do not participate in any appreciation of the underlying stock.
Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that the closing price of the underlying stock (multiplied by the then-current adjustment factor) is below the threshold price on each of the first eleven quarterly determination dates. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price is below the threshold price. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

August 2016	Page 5

Morgan Stanley Finance LLC

Auto-Callable Securities Based on the Performance of the Common Stock of Marathon Petroleum Corporation due September 5, 2019

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing price of the underlying stock on each of the first eleven quarterly determination dates, and the payment at maturity (if the securities are not redeemed prior to maturity) will be determined by reference to the final share price on the final determination date. The actual initial share price and threshold price will be determined on the pricing date. Some numbers appearing in the examples below may have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples assume that there are no adjustments to the adjustment factor and are based on the following terms:

Hypothetical Initial Share Price:	$40
Hypothetical Threshold Price:	$36, which is 90% of the hypothetical initial share price
Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount corresponding to a return of approximately 9.10% per annum for each quarterly determination date, as follows:

•         1st determination date: $10.2275

•         2nd determination date: $10.455

•         3rd determination date: $10.6825

•         4th determination date: $10.91

•         5th determination date: $11.1375

•         6th determination date: $11.365

•         7th determination date: $11.5925

•         8th determination date: $11.82

•         9th determination date: $12.0475

•         10th determination date: $12.275

•         11th determination date: $12.5025

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•   If the final share price is greater than or equal to the threshold price:

$12.73

•   If the final share price is less than the threshold price:

$10 x share performance factor

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$10

Automatic Call:

Example 1 — the securities are redeemed following the fourth determination date

Date	Closing Price	Payment (per Security)
1st Determination Date	$25.00 (below the threshold price, securities are not redeemed)	--
2nd Determination Date	$29.00 (below the threshold price, securities are not redeemed)	--

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Morgan Stanley Finance LLC

Auto-Callable Securities Based on the Performance of the Common Stock of Marathon Petroleum Corporation due September 5, 2019

Principal at Risk Securities

3rd Determination Date	$34.00 (below the threshold price, securities are not redeemed)	--
4th Determination Date	$49.00 (at or above the threshold price, securities are automatically redeemed)	$10.91

In this example, the closing price of the underlying stock on each of the first three quarterly determination dates is below the threshold price, and the closing price of the underlying stock on the fourth quarterly determination date is at or above the threshold price. Therefore, the securities are automatically redeemed on the fourth early redemption date. Investors will receive $10.91 per security on the related early redemption date, corresponding to an annual return of approximately 9.10%. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of the underlying stock.

Payment at Maturity

In the following examples, the closing price of the underlying stock on each of the first eleven quarterly determination dates is less than the threshold price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1 — the final share price is at or above the threshold price

Date	Closing Price	Payment (per Security)
1st Determination Date	$24.00 (below the threshold price, securities are not redeemed)	--
2nd Determination Date	$23.00 (below the threshold price, securities are not redeemed)	--
3rd Determination Date	$27.00 (below the threshold price, securities are not redeemed)	--
4th Determination Date	$29.00 (below the threshold price, securities are not redeemed)	--
5th Determination Date	$32.00 (below the threshold price, securities are not redeemed)	--
6th Determination Date	$31.00 (below the threshold price, securities are not redeemed)	--
7th Determination Date	$32.00 (below the threshold price, securities are not redeemed)	--
8th Determination Date	$33.00 (below the threshold price, securities are not redeemed)	--
9th Determination Date	$34.00 (below the threshold price, securities are not redeemed)	--
10th Determination Date	$35.00 (below the threshold price, securities are not	--

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Morgan Stanley Finance LLC

Auto-Callable Securities Based on the Performance of the Common Stock of Marathon Petroleum Corporation due September 5, 2019

Principal at Risk Securities

	redeemed)
11th Determination Date	$34.00 (below the threshold price, securities are not redeemed)	--
Final Determination Date	$52.00 (at or above the threshold price)	$12.73

In this example, the closing price is below the threshold price on each of the first eleven quarterly determination dates, and therefore the securities are not redeemed prior to maturity. On the final determination date, the underlying stock have appreciated 30% from the hypothetical initial share price. At maturity, investors receive $12.73 per security, corresponding to an annual return of approximately 9.10%. However, investors do not participate in the appreciation of the underlying stock over the term of the securities.

Example 2 — the final share price is below the threshold price

Date	Closing Price	Payment (per Security)
1st Determination Date	$24.00 (below the threshold price, securities are not redeemed)	--
2nd Determination Date	$23.00 (below the threshold price, securities are not redeemed)	--
3rd Determination Date	$27.00 (below the threshold price, securities are not redeemed)	--
4th Determination Date	$29.00 (below the threshold price, securities are not redeemed)	--
5th Determination Date	$32.00 (below the threshold price, securities are not redeemed)	--
6th Determination Date	$31.00 (below the threshold price, securities are not redeemed)	--
7th Determination Date	$32.00 (below the threshold price, securities are not redeemed)	--
8th Determination Date	$30.00 (below the threshold price, securities are not redeemed)	--
9th Determination Date	$28.00 (below the threshold price, securities are not redeemed)	--
10th Determination Date	$26.00 (below the threshold price, securities are not redeemed)	--
11th Determination Date	$22.00 (below the threshold price, securities are not redeemed)	--
Final Determination Date	$20.00 (below the threshold price)	$10 x share performance factor = $10 x 50% = $5

August 2016	Page 8

Morgan Stanley Finance LLC

Auto-Callable Securities Based on the Performance of the Common Stock of Marathon Petroleum Corporation due September 5, 2019

Principal at Risk Securities

In this example, the closing price is below the threshold price on each of the eleven quarterly determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity. On the final determination date, the final share price is below the threshold price, and accordingly, investors are fully exposed to the negative performance of the underlying stock over the term of the securities, and will receive a payment at maturity that is significantly less than the stated principal amount of the securities. The payment at maturity is $5.00 per security, representing a loss of 50% on the initial investment.

If the securities are not redeemed prior to maturity and the final share price is less than the threshold price, you will lose a significant portion or all of your investment in the securities.

August 2016	Page 9

Morgan Stanley Finance LLC

Auto-Callable Securities Based on the Performance of the Common Stock of Marathon Petroleum Corporation due September 5, 2019

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that we will not pay you any interest and the securities do not guarantee the return of any of the stated principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final share price is less than the threshold price, you will be exposed to the decline in the closing price of the underlying stock, as compared to the initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor. In this case, the payment at maturity will be less than 90% of the stated principal amount and could be zero.

▪	The appreciation potential of the securities is limited by the fixed early redemption payments or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payments specified for each determination date if the underlying stock close at or above the call threshold price on any of the first eleven determination dates, or to the fixed $12.73 upside payment at maturity if the securities have not been redeemed and the final share is at or above the threshold price. In all cases, you will not participate in any appreciation of the underlying stock, which could be significant.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including the trading price and volatility (frequency and magnitude of changes in value) of the underlying stock, dividend rates on the underlying stock, interest and yield rates in the market, time remaining until the securities mature, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stock and which may affect the final share price of the underlying stock, the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the shares comprising the share underlying index trade, the occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and any actual or anticipated changes in our credit ratings or credit spreads. The price of the underlying stock may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. The underlying stock began trading on June 23, 2011 and therefore has limited historical performance. See “Marathon Petroleum Corporation Overview” below.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

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Morgan Stanley Finance LLC

Auto-Callable Securities Based on the Performance of the Common Stock of Marathon Petroleum Corporation due September 5, 2019

Principal at Risk Securities

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	Investing in the securities is not equivalent to investing in the common stock of Marathon Petroleum Corporation. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock.

▪	No affiliation with Marathon Petroleum Corporation. Marathon Petroleum Corporation is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Marathon Petroleum Corporation in connection with this offering.

▪	We may engage in business with or involving Marathon Petroleum Corporation without regard to your interests. We or our affiliates may presently or from time to time engage in business with Marathon Petroleum Corporation without regard to your interests and thus may acquire non-public information about Marathon Petroleum Corporation. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Marathon Petroleum Corporation, which may or may not recommend that investors buy or hold the underlying stock.

▪	The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stock. MS & Co., as calculation agent, will adjust the adjustment factor for certain corporate events affecting the underlying stock, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of the underlying stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stock. For example, the calculation agent is not required to make any adjustments if the issuer of the underlying stock or anyone else makes a partial tender or partial exchange offer for the underlying stock, nor will adjustments be made following the final determination date. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our

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Morgan Stanley Finance LLC

Auto-Callable Securities Based on the Performance of the Common Stock of Marathon Petroleum Corporation due September 5, 2019

Principal at Risk Securities

secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stock), including trading in the underlying stock. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlying stock and other financial instruments related to the underlying stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price, and, therefore, could increase the threshold price, which is the price at or above which the underlying stock must close on the final determination date (if the securities are not called) so that investors do not suffer a significant loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities could potentially affect the closing price of the underlying stock on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share price, the threshold price, the final share price, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factor and the payment that you will receive upon an early redemption or at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factor. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Provisions – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together the “Tax Disclosure

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Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments.  In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA Legislation” in the accompanying product supplement for auto-callable securities, the withholding rules commonly referred to as “FATCA” would apply to the securities if they were recharacterized as debt instruments. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Marathon Petroleum Corporation Overview

Marathon Petroleum Corporation is a petroleum product refiner, marketer and transporter. The underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Marathon Petroleum Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-35054 through the Securities and Exchange Commission’s website at.www.sec.gov. In addition, information regarding Marathon Petroleum Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the underlying stock is accurate or complete.

Information as of market close on August 29, 2016:

Bloomberg Ticker Symbol:	MPC
Exchange:	NYSE
Current Stock Price:	$42.29
52 Weeks Ago:	$47.31
52 Week High (on 12/1/2015):	$59.34
52 Week Low (on 2/8/2016):	$30.73
Current Dividend Yield:	3.37%

The following table sets forth the published high and low closing prices of, as well as dividends on, the underlying stock for each quarter from June 23, 2011 through August 29, 2016. Marathon Petroleum Corporation announced a two-for-one stock split on April 29, 2015, and its common stock began trading on a split-adjusted basis on June 11, 2015. The closing prices of the underlying stock prior to June 11, 2015 have been adjusted to reflect the stock split. The closing price of the underlying stock on August 29, 2016 was $42.29. The associated graph shows the closing prices of the underlying stock for each day from June 23, 2011 through August 29, 2016. The underlying stock began trading on June 23, 2011 and therefore has limited historical performance. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock on any determination date, including the final determination date.

Common Stock of Marathon Petroleum Corporation (CUSIP 565849106)	High ($)	Low ($)	Dividends ($)
2011
Second Quarter (from June 23, 2011)	20.700	18.625	-
Third Quarter	22.485	13.530	0.10
Fourth Quarter	19.460	13.575	0.125
2012
First Quarter	22.605	15.480	0.125
Second Quarter	22.460	17.140	0.125
Third Quarter	27.805	21.715	0.175
Fourth Quarter	31.500	26.525	0.175
2013
First Quarter	45.565	30.125	0.175
Second Quarter	44.915	35.190	0.175
Third Quarter	37.545	31.495	0.21
Fourth Quarter	45.865	31.050	0.21
2014
First Quarter	47.250	41.155	0.21
Second Quarter	48.345	39.035	0.21
Third Quarter	46.195	37.895	0.25
Fourth Quarter	48.460	38.135	0.25
2015

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Common Stock of Marathon Petroleum Corporation (CUSIP 565849106)	High ($)	Low ($)	Dividends ($)
First Quarter	53.520	38.425	0.25
Second Quarter	52.44	48.54	0.25
Third Quarter	58.79	43.77	0.32
Fourth Quarter	59.34	46.78	0.32
2016
First Quarter	51.24	30.73	0.32
Second Quarter	41.46	32.81	0.32
Third Quarter (through August 29, 2016)	42.49	35.48	-

We make no representation as to the amount of dividends, if any, that Marathon Petroleum Corporation may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Marathon Petroleum Corporation.

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Common Stock of Marathon Petroleum Corporation – Daily Closing Prices June 23, 2011 to August 29, 2016

This document relates only to the securities offered hereby and does not relate to the underlying stock or other securities of Marathon Petroleum Corporation. We have derived all disclosures contained in this document regarding Marathon Petroleum Corporation stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Marathon Petroleum Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Marathon Petroleum Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Marathon Petroleum Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying stock.

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Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Underlying stock:	The accompanying product suppement referes to the underlying stock as the “underlying shares.”
Underlying stock issuer:	Marathon Petroleum Corporation. The accompanying product supplement refers to the underlying stock issuer as the “underlying company.”
Postponement of maturity date:	If the final determination date is postponed due to a non-trading day or certain market disruption events so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following that final determination date as postponed, and no adjustment will be made to the payment at maturity paid on such postponed date.
Denominations:	$10 per security and integral multiples thereof
Minimum ticketing size:	$1,000 / 100 securities
Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If (i) there occurs any reclassification or change of the underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer, (ii) the underlying stock issuer or any surviving entity or subsequent surviving entity of the underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) the underlying stock issuer is liquidated, (v) the underlying stock issuer issues to all of its shareholders equity securities of an issuer other than the underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

•     Upon any determination date following the effective date of a reorganization event and prior to the final determination date: If the exchange property value (as defined below) is greater than or equal to the threshold price, the securities will be automatically redeemed for the relevant early redemption payment.

•     Upon the final determination date, if the securities have not previously been automatically redeemed, the payment at maturity per secuirity will equal:

➢     If the exchange property value on the final determination date is greater than or equal to the threshold price: $12.73; or

➢     If the exchange property value on the final determination date is less than the threshold price: (i) the stated principal amount multiplied by (ii) the share performance factor. For purposes of calculating the share performance factor, the “final share price” will be deemed to equal the exchange property value on the final determination date.

In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the threshold price, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by

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the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to “the underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of the underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final determination date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of the underlying stock, including, without limitation, a partial tender or exchange offer for the underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Tax considerations:	Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.
Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:
▪ A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.
▪ Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain

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or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $10 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities, by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the underlying stock, futures and options contracts on the underlying stock or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could increase the price of the underlying stock on the pricing date, and therefore increase the threshold price, which is the price at or above which the underlying stock must close on the final determination date (if the securities are not called) so that investors do not suffer a significant loss on their initial investment in the securities. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the determination dates, by purchasing and selling the underlying stock, options contracts relating to the underlying stock or any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. We cannot give any assurance that our hedging activities will not affect the value of the underlying stock, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Benefit plan investor considerations:	Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the

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Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a

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manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley, Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $0.20 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each security.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering

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to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated February 29, 2016

Prospectus dated February 16, 2016

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

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